Exhibit 21.1

SUBSIDIARIES OF RELIANT ENERGY, INC.

AS OF DECEMBER 31, 2004

Astoria Generating Company, L.P.

Beaver River, LLC

CapTrades, LP*

CapTrades GP, LLC*

Eddystone Power, LLC

El Dorado Energy, LLC*

Energy Trading Platform Holding Company, Inc.*

Free State Electric, LLC

Grane Creek, LLC

Liberty Member, LLC

Liberty MidAtlantic, LLC

MidAtlantic Liberty, LLC

MidWest Ash Disposal, Inc.

OPD Group, Inc.

OPOS MidAtlantic, Inc.

Orion Power Atlantic, Inc.

Orion Power Atlantic, LLC

Orion Power Atlantic, Ltd.

Orion Power Capital, LLC

Orion Power Development Company, Inc.

Orion Power Holdings, Inc.

Orion Power Marketing and Supply, Inc.

Orion Power MidWest GP, Inc.

Orion Power MidWest LP, LLC

Orion Power MidWest, LP

Orion Power New York GP, Inc.

Orion Power New York LP, LLC

Orion Power New York, LP

Orion Power Operating Services Astoria, Inc.

Orion Power Operating Services, Inc.

Orion Power Operating Services Midwest, Inc.

RE Retail Receivables, LLC

Reliant Energy Asset Management, LLC

Reliant Energy Aurora Development, LLC

Reliant Energy Aurora Holding, LLC

Reliant Energy Aurora I, LP

Reliant Energy Aurora II, LP

Reliant Energy Aurora, LP

Reliant Energy Broadband, Inc.

Reliant Energy California Holdings, LLC

Reliant Energy Capital (Europe), Inc.

Reliant Energy CapTrades Holding Corp.

Reliant Energy Channelview (Delaware), LLC

Reliant Energy Channelview (Texas), LLC

Reliant Energy Channelview, LP

Reliant Energy Communications, Inc.

Reliant Energy Coolwater, Inc.

Reliant Energy Corporate Services, LLC

Reliant Energy Deer Park, Inc.

Reliant Energy Electric Solutions, LLC

Reliant Energy Ellwood, Inc.

Reliant Energy Etiwanda, Inc.

Reliant Energy Europe, Inc.

Reliant Energy Florida Holdings, LLC

Reliant Energy Florida, LLC

Reliant Energy Key/Con Fuels, LLC

Reliant Energy Mandalay, Inc.

Reliant Energy Maryland Holdings, LLC

Reliant Energy Mid-Atlantic Power Holdings, LLC

Reliant Energy Mid-Atlantic Power Services, Inc.

Reliant Energy Net Ventures, Inc.

Reliant Energy New Jersey Holdings, LLC

Reliant Energy Northeast Generation, Inc.

Reliant Energy Northeast Holdings, Inc.

Reliant Energy Northeast Management Company

Reliant Energy Ormond Beach, Inc.

Reliant Energy Power Generation, Inc.

Reliant Energy Power Operations I, Inc.

Reliant Energy Power Operations II, Inc.

Reliant Energy Renewables Holdings II, LLC

Reliant Energy Renewables, Inc.

Reliant Energy Retail Holdings, LLC

Reliant Energy Retail Services, LLC

Reliant Energy Sabine (Delaware), Inc.

Reliant Energy Sabine (Texas), Inc.

Reliant Energy Services Canada, Ltd.

Reliant Energy Services Channelview, LLC

Reliant Energy Services Desert Basin, LLC

Reliant Energy Services International, Inc.

Reliant Energy Services Mid-Stream, LLC

Reliant Energy Services, Inc.

Reliant Energy Seward, LLC

Reliant Energy Shelby I, LP

Reliant Energy Shelby II, LP

Reliant Energy Shelby County II, LP

Reliant Energy Shelby County, LP

Reliant Energy Shelby Development Corp.

Reliant Energy Shelby Holding Corp.

Reliant Energy Solutions East, LLC

Reliant Energy Solutions Holdings, LLC

Reliant Energy Solutions, LLC

Reliant Energy Texas Renewables GP, LLC

Reliant Energy Texas Renewables, LP

Reliant Energy Trading Exchange, Inc.

Reliant Energy Ventures, Inc.

Reliant Energy Wholesale (Europe) Holdings, B.V.

Reliant Energy Wholesale Generation, LLC

Reliant Energy Wholesale Service Company

Reliant Resources International Services, Inc.

Sabine Cogen, LP*

StarEn Power, LLC

Texas Star Energy Company

Twelvepole Creek, LLC

*	Indicates subsidiaries not wholly-owned either directly or indirectly.